EXHIBIT 10.2

                            SUPPLEMENTAL INCOME PLAN

                                  THE PBSJ CORP

                           EFFECTIVE JANUARY 12, 1988

                                MODIFIED 9/27/95

                                    ARTICLE I

                                     PURPOSE

         The purpose of this Supplemental Income Plan (the "Plan") is to provide supplemental benefits for highly committed and dedicated employees who are known to contribute substantially to the success of The PBSJ Corp or any subsidiary companies. It is believed that the Plan will help attract and motivate such key employees. The Plan has two groups of Participants, the Executive Group and the Senior Executive Group. Participants are selected by the Board of Directors of The PBSJ Corp which shall have full discretion in determining the level of benefits for each Participant.

                                   ARTICLE II

                                   DEFINITIONS

         2.1 "Beneficiary" shall mean the person or persons who shall receive a benefit under this Plan as the result of a Participant's death.

         2.2 "Benefit" shall mean either a Normal Benefit, a Disability Benefit, or a Death Benefit as defined in Sections 5.1, 5.2, 6.1, and 6.2 herein.

         2.3 "Benefit Commencement Date" shall mean the date upon which a Participant eligible to receive a benefit under the Plan terminates his employment with the Company and commences to receive such benefit. The Benefit Commencement Date shall not precede a Participants' 56th birthday. In the case of a Participant who becomes disabled, the Benefit Commencement Date shall have the meaning set forth in Section 5.2 hereof.

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         2.4 "Benefit Level" or "Level" shall mean the level of supplemental income which a Participant receives under the Plan, as determined by the Board of The PBSJ Corp in its sole discretion.

         2.5 "Board" shall mean the Board of Directors of the Company.

         2.6 "Company" shall mean The PBSJ Corp and subsidiary companies.

         2.7 "Participant" shall mean any employee of the Company who is participating in this Plan.

         2.8 "Plan" shall mean the PBSJ Supplemental Income Plan, as set forth herein, and as amended from time to time.

         2.9 "Retirement" or "Retires" shall mean termination of employment by a Participant who is eligible for a benefit under the Plan.

         2.10 "Benefit" shall mean the number of years and fractions thereof which represent the continuous employment of a Participant by the Company.

         2.11 The use of the masculine gender in the provisions of this Plan shall be deemed to include feminine gender, unless the context indicates otherwise.

                                   ARTICLE III

                                  PARTICIPATION

         3.1 General. An employee shall be deemed to be a Participant in this Plan when the Board has approved such participation, and the employee and the Company have executed a Supplemental Income Agreement. The Board shall consider the following factors, among others, in determining eligibility and Benefit
Level: (i) position/job classification; (ii) years of Service; (iii) level of performance; (iv) technical skills; (v) ownership of Company securities. Only employees with three (3) or more years of Service with the Company shall be considered for participation in the Executive Group. Senior Executive Group Participants must have completed ten (10) years of Service to be eligible to participate in the Plan. Participants previously in Levels 1 through 3 become Participants in the Executive Benefit Group while Participants previously in Level 4 are now in the Senior Executive Benefit Group.

         3.2 Advancement to Higher Benefit Group. The Board, in its sole discretion, may modify Benefit Levels or may advance deserving Participants to a higher Benefit Group. The Participant's Supplemental Income Agreement shall be revised to authorize such benefit changes.

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                                   ARTICLE IV

                            ELIGIBILITY FOR BENEFITS

4.1 A Participant who satisfies the applicable requirements set forth herein shall receive either a Normal Benefit, a Disability Benefit, or a Death Benefit, as defined in Sections 5.1, 5.2, 6.1, and 6.2 hereof.

         A. A Participant shall be ineligible to receive any benefit under this Plan if his termination of employment is the result of
                  (i) fraud or willful misconduct; or (ii) the conviction of a felony involving moral turpitude, which conviction is no longer subject to appeal. Any determination of (i) or (ii) above shall be made by the Board in its complete discretion.

         B.       A Participant shall receive a Normal Benefit as defined in
                  Section 5.1 hereof commencing upon the Benefit Commencement Date, provided such Participant remains in the active and continuous employ of the Company until Retirement and is at least 56 years old and has participated in the Plan for at least ten (10) years.

         C.       A Participant shall receive a Disability Benefit as defined in
                  Section 5.2 hereof commencing upon the Benefit Commencement Date (as such term is defined in Section 5.2 hereof) if he shall become disabled after completing five (5) years of participation in the Plan.

         D. When a Participant dies either prior to or after becoming eligible to receive a Benefit, his Beneficiary shall receive the Benefit as provided for in Article VI hereof.

         4.2 A Participant shall be deemed disabled or suffering from a disability (herein referred to as "disability" or "disabled") if, as a result of injury, sickness, or disease, he is prevented from performing all of the material duties of his regularly assigned responsibilities with the Company for a period of ninety (90) consecutive days or more. The determination of whether such person is disabled shall be made, at its sole discretion, by the Board.

         4.3 Periods of temporary disability and leaves of absence as provided in Section 8.4 hereof shall not be deemed to interrupt continuous employment.

         4.4 Notwithstanding the above, a Participant, in order to be eligible to receive a Benefit under this Plan, must:

         A. Render with no further compensation, therefore, such business consulting and advisory services as the Company may reasonably request him to provide for a


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                  period of five (5) years, commencing on the Benefit
                  Commencement Date, it being understood that:

                  (i) Such services shall not require the Participant to be involved in the active day-to-day activities of the Company, and the Participant shall perform such services as an independent contractor;

                  (ii) The Participant shall not be required to render consulting or advisory services during vacation periods or during periods of personal or family illness or other incapacity; and

                  (iii) The Participant shall be entitled to designate up to three one-month periods (which may or may not be consecutive) in a twelve-month period during which he shall not be required to render consulting or advisory services; and

         B. Not act in any capacity for any business enterprise which competes in a substantial degree with the Company or any subsidiary or affiliate thereof, nor engage in any activity which involves substantial competition with the Company, for a period of five (5) years after leaving the employ of the Company or the Supplemental Income Agreement Benefit period, whichever is greater, in any state in which the Company, its subsidiaries, or affiliates operate without the consent of the Company; but such consent shall not be withheld unless the Participant's competitive activities on behalf of another employer could be reasonably expected to significantly affect the operations of the Company or any subsidiary or affiliate thereof in an adverse manner.

         C. Not reveal to any third party any trade secrets or other confidential or proprietary information of the Company, including, but not limited to, client lists, operational methods, and financial information ("confidential information").

                  If a Participant should act in such capacity or engage in such activities without the consent of the Company, or reveal to a third party any confidential information, such Participant's entire or remaining Benefit payments, as the case may be, shall be forfeited.

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                                    ARTICLE V

                           SUPPLEMENTAL INCOME BENEFIT

         5.1 Upon the satisfaction of the conditions set forth in paragraph B of
Section 4.1 hereof, a Participant shall be entitled to receive an annual supplemental income Benefit (herein referred to as a "Normal Benefit") for a period of ten (10) years commencing on his Benefit Commencement Date, in the following amounts:

          Level                                   Range of Normal Benefit*
          -----                                   -----------------------

          Executive                                  $15,000 - $50,000
          Senior Executive                           $50,000 - $100,000

          *Determined at time of execution of Supplemental Income Agreement

         The amount of the Normal Benefit shall be determined by the Board in its sole discretion, on a case-by-case basis at the time the Participant is admitted to the Plan.

The Board may award restricted stock to Participants as a Benefit. In such cases, the number of shares awarded will be determined by estimating the value of those shares needed at age 56 to fund the estimated Benefit and payout for ten (10) years using an estimated annual appreciation rate of twelve percent (12%). However, it is clearly understood and agreed by the Participant that actual value at age 56 is not guaranteed; and the Benefit will be the actual value of the restricted stock on the Benefit Commencement Date. It may be more or less than the value estimated.

         5.2 Upon the satisfaction of the conditions set forth in paragraph C of
Section 4.1 hereof, a Participant shall be entitled to receive a supplemental Disability Benefit (herein referred to as the "Disability Benefit") equal to his Normal Benefit (determined as of the earliest possible date for payment of the Benefit) for a period of ten (10) years. The Benefit Commencement Date for a Participant shall be at such time as the Participant (i) is 65 years of age; and
(ii) would have been in the Plan for ten (10) years but for the disability. This Disability Benefit shall apply to agreements both prior and subsequent to the modification of this Plan (September 27, 1995).

                                   ARTICLE VI

                                 DEATH BENEFITS

         6.1 Death Prior to Eligibility for Benefit. If a Participant's death occurs prior to becoming eligible for his Normal Benefit hereunder, his Beneficiary shall be entitled to receive a Death Benefit (herein referred to as the "Death Benefit") in the following annual amounts,


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payable for (10) years commencing upon the Participant's death; provided, however, that an employee must be a Participant in the Plan for at least six (6) months:

                  Level                             Death Benefit
                  -----                             -------------

                  Executive                         $20,000
                  Senior Executive                  Normal Benefit Amount*

*The Death Benefit for Senior Executive Participants shall be determined by the Board, in its complete discretion, on a case-by-case basis, and as provided in a Participants' Supplemental Income Plan Agreement.

         6.2 Death After Eligibility for Benefit. If a Participant's death occurs after becoming eligible for his Normal Benefit or Disability Benefit hereunder, but before Benefit payments have commenced or before he has received all of his payments hereunder, the Participant's Beneficiary shall be entitled to receive payments starting immediately for the entire Benefit period or any balance thereof; and the annual amount thereof shall be equal to the annual Benefit amount (either Normal or Disability) that the Participant had been receiving or was entitled to receive.

         6.3 Suicide Disqualification. Notwithstanding Sections 6.1 and 6.2 hereof, no Benefits shall be payable to a Beneficiary if the Participant's death resulted from suicide within two (2) years after he becomes a Participant.

         6.4 Designation of Beneficiary. Each Participant, immediately upon becoming a Participant, shall designate in writing the Beneficiary who shall receive a Benefit as a result of his death. The Participant may change the Beneficiary from time to time, at his discretion, by notifying the Company in writing.

             In the event the Beneficiary dies before all Benefit payments to which the Beneficiary is entitled are made hereunder, the remaining payments shall be paid to the personal representative of the Beneficiary's estate in accordance with applicable state law. If a Participant fails to designate a Beneficiary, or if no Beneficiary survives the Participant, the Benefit payments due hereunder shall be made to the personal representative of the Participant's estate in accordance with applicable state law.

                                   ARTICLE VII

                                CLAIMS PROCEDURE

         7.1 In the event a Participant (or Beneficiary) does not receive a distribution of a Benefit to which he believes he is entitled, he may present a claim to the Board. The claim for Benefits must be in writing and addressed to the Company.

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         The decision of the Board of Directors shall be made within sixty (60)
days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the basis for the Board of Directors' decision. If there are special circumstances (such as the need for a hearing) which require an extension of time for completing the review, the Board of Directors' decision shall be rendered not later than one hundred twenty (120) days after receipt of a request for a review.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         8.1 Source of Benefits. The Benefits which are provided by this Plan shall be paid by the Company to a Participant out of its general assets, purchase of annuities, restricted stock, or any other source, including the establishment of a trust, for the purpose of assuring the payment of Benefits; provided, however, that such assets remain subject to the claims of the general creditors of the Company. The Company, in its sole discretion, may apply for and procure as owner, and for its own benefit, insurance on the life of the Participant in such amounts and in such forms as the Company may choose. The Participant shall have no interest whatsoever in any such policy or policies, but, at the request of the Company, shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to which the Company has applied for insurance. As previously stated in Section 5.1, the Board may award restricted stock to fund part or all of a Participant's Benefits under the Plan. In such cases, the actual Benefit will be based on the actual stock value at the Benefit Commencement Date, as provided for in a Participants' Supplemental Income Agreement.

         8.2 Employment Rights. This Plan shall not be deemed to create a contract of employment between the Company and any Participant and shall create no right for a Participant to continue in the Company's employ for any specific period of time, or to create any other rights in a Participant or obligations on the part of the Company, except as are set forth herein, nor shall this Plan restrict the right of the Company to discharge or terminate a Participant.

         8.3 Independence of Benefits. The amounts payable under this Plan shall be independent of, and in addition to, any other benefits or compensation payable to a Participant; and this Plan shall not cause a change in a Participant's compensation, nor have any effect whatsoever on benefits payable to a Participant under any benefit plan covering employees of the Company.

         8.4 Leaves of Absence. A leave of absence granted by the Company to a Participant shall not be deemed an interruption in continuous employment of the Participant for purposes of determining eligibility pursuant to this Plan.

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         8.5 Assignability. A sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any Benefit provided by this Plan is prohibited and shall not be recognized nor deemed to be valid by the Company.

         8.6 Withholding of Taxes. The Company shall withhold applicable federal, state, and local taxes from the Benefit payments due hereunder to the extent such withholding is required by reason of such laws.

         8.7 Amendment and Termination of Plan. The Company intends to continue this Plan indefinitely; however, the Board of Directors reserves the right to amend, alter, modify, or revoke the Plan for its Participants at any time, without the approval of the shareholders of the Company, provided:

         A. Such action shall apply equally to all Participants similarly situated;

         B. Such action shall not affect in any manner the Benefit payable to a Participant if payment of such Benefit commenced before such action was taken; and

         C. If such action has the effect of reducing or eliminating Benefits or making the eligibility requirements to receive a Benefit more stringent, each Participant shall be eligible to receive a Normal Benefit or Disability Benefit which shall be the greater of:

                  (i) the Normal Benefit or Disability Benefit, as provided in
Article IV hereof, calculated in accordance with Article V hereof, based on his eligibility and Benefit level immediately prior to the effective date of such amendment, alteration, modification or revocation, and such Benefit will be payable commencing upon the Benefit Commencement Date or death, as set forth in
Article IV hereof; or

                  (ii) the Benefit payable in accordance with any amendments, alternations, or modifications of the Plan which become effective after January 12, 1988.

         8.8 Administration. The Board shall have the full power and authority to interpret, construe, and administer this Plan on behalf of the Company and its interpretations and construction hereof shall be binding and conclusive on all Participants for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful misconduct or lack of good faith.

         8.9 Separate Account. To the extent required by law, the Board shall establish separate accounts for the Benefit of each Participant.

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         8.10 Separate Agreements. The Company shall enter into separate agreements with Participants providing for the grant of Benefits thereunder. In the event of any inconsistency between any such agreement and the Plan, the agreement shall govern.

         8.11 Governing Law. This Plan shall be governed by the laws of the State of Florida.

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